EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in the prospectus forming a part of the Registration Statement on Form SB-2 filed by SmartPros Ltd. of our report dated March 12, 2004, on our audit of the consolidated balance sheet of SmartPros Ltd. and Subsidiary as of December 31, 2003, and the related consolidated statements of operations, stockholders' deficiency, and cash flows for the two years then ended and to the reference to our firm under the heading "Experts" in the prospectus.




/s/ McGladrey & Pullen, LLP
---------------------------
McGLADREY & PULLEN, LLP
New York, New York
May 12, 2004